Exhibit 99.1

Contacts:

Layne Christensen Company	The Equity Group Inc.
David A.B. Brown	Devin Sullivan
President and CEO	Senior Vice President
281-475-2690	212-836-9608
david.brown@layne.com	dsullivan@equityny.com

Andy Atchison	Kalle Ahl
Chief Financial Officer	Senior Associate
281-475-2670	212-836-9614
andy.atchison@layne.com	kahl@equityny.com

FOR IMMEDIATE RELEASE

LAYNE CHRISTENSEN PROVIDES ADDITIONAL INFORMATION ON IMPROVED LIQUIDITY POSITION

THE WOODLANDS, TX–October 24, 2014 – Layne Christensen Company (Nasdaq: LAYN) (“Layne” or the “Company”) today provided additional information regarding the improvement in its liquidity position during the third quarter ending October 31, 2014 (“Q3 FY 2015”). This metric was included in a press release issued by Layne on October 23, 2014 that provided guidance for Q3 FY 2015.

Layne monitors its liquidity by combining current domestic cash on hand and total availability under the ABL facility, less a $25 million portion of the ABL that would trigger a covenant compliance period. Using this methodology, Layne’s liquidity has increased $21 million to approximately $65 million, up from approximately $44 million at Q2 FY 2015.

Combining total current worldwide cash and total availability under the ABL (including the above-referenced $25 million portion), Layne’s liquidity position at Q3 FY 2015 rose to approximately $106 million from approximately $84 million at Q2 FY 2015.

David A.B. Brown, President & CEO of Layne, commented, “We understand that some of our investors calculate our liquidity using different methodologies, and have therefore provided this clarification. I will re-iterate that we remain confident in the direction of our business and the progress we are making to improve Layne’s operating results.”

These preliminary results could differ materially from the final results that will be reported on or about December 10, 2014, for Q3 FY 2015. The expected results presented in this release are preliminary, have not been reviewed by our independent registered public accountants and will be dependent on our final results for the balance of October, and are subject to regular closing processes that could result in significant adjustments.

Layne Christensen Company

Layne is a global water management, construction and drilling company, providing responsible solutions to the world of essential natural resources — water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence, and integrity.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements include, but are not limited to, our expected consolidated and divisional financial performance for Q3 FY 2015, the expected timeline to complete unprofitable contracts in Heavy Civil and to resolve claims on certain Geoconstruction projects, expected tax benefits from the utilization of certain net operating losses, our expected backlog and the expected timeline and results of our restructuring and cost-reduction programs. Our actual results and performance may materially and adversely differ from those contemplated by the forward-looking statements in this press release for many reasons, many of which are beyond our control, including, but not limited to, the following: we may not timely or effectively implement our restructuring and cost-reduction programs; events may occur during the balance of Q3 FY 2015 that may adversely affect our reported results for those periods; quarter- and fiscal-end closing procedures, and the review and audit of our financial statements by our independent registered public accountants, may result in adjustments that adversely affect our reported results; and assumptions regarding the markets in which we operate, including the extent and timing of a recovery in the mining industry and the seasonality of our business, may prove to be inaccurate. In addition, our business in general is subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: the length of time required to hire a successor chief executive officer and chief financial officer and their future performance; the Company’s ability to settle the ongoing investigation by the SEC into the legality, under the Foreign Corrupt Practices Act, of certain payments to agents and other third parties interacting with government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment; prevailing prices for various commodities; unanticipated slowdowns in the Company’s major markets; the availability of credit; the risks and uncertainties normally incident to the construction industry; the impact of competition; the effectiveness of operational changes expected to increase efficiency and productivity; worldwide economic and political conditions; and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this press release, and except as may be required by law, the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

### #### ###